Exhibit 1.1

AMENDMENT NO. 1

to

Equity Distribution Agreement
dated April 23, 2021

by and between
Diana Shipping Inc. (the “Company”)
and
Maxim Group LLC (the “Sales Agent”)

Dated: July 7, 2021

WHEREAS, the Company and the Sales Agent entered into an Equity Distribution Agreement dated April 23, 2021 (the “Agreement”); and

WHEREAS, the Company and the Sales Agent wish to amend the Agreement as set forth herein.

NOW, THEREFORE, the Agreement is hereby amended, effective as of July 9, 2021, as follows:

1.
Section 1(a)(i) of the Agreement (Representations and Warranties of the Company) is hereby amended to replace the reference to “File No. 333- 225964” in the first line thereof with “File No. 333-256791”.

2.	Section 1(a)(i) of the Agreement (Representations and Warranties of the Company) is hereby amended to replace the reference to “July 26, 2018” in the second line thereof with “June 4, 2021”.

3.	Except as set forth herein, all other terms and conditions of the Agreement shall remain in full force and effect.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 as of the date first above written.

DIANA SHIPPING INC.

By:	/s/ Ioannis Zafirakis
Name:	Ioannis Zafirakis
Title:	Director, Chief Financial Officer, Chief Strategy Officer, Treasurer & Secretary

MAXIM GROUP LLC

By:	/s/ Clifford A. Teller
Name:	Clifford A. Teller
Title:	Executive Managing Director, Head of Investment Banking